As Filed:  April 4, 1997                          SEC File No.
===================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           LARSON DAVIS INCORPORATED
                           -------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                                     87-0429944
-------------------------                      --------------------
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                 Identification No.)


           1681 West 820 North
               Provo, Utah                            84601
----------------------------------------       --------------------
(Address of Principal Executive Offices)           (Zip Code)


                1997 Employee Stock Purchase Plan
-------------------------------------------------------------------
                     (Full title of the plan)


      Dan J. Johnson, 1681 West 820 North, Provo, Utah 84601
-------------------------------------------------------------------
             (Name and address of agent for service)


                         (801) 375-0177
-------------------------------------------------------------------
   (Telephone number, including area code, of agent for service)

Calculation of Registration Fee

                                                                            Proposed
                                                       Proposed             maximum
     Title of securities          Amount to be     maximum offering    aggregate offering      Amount of
       to be registered            registered     price per share(1)         price          registration fee
------------------------------    ------------    ------------------   ------------------   ----------------
Common Stock, par value $0.001     100,000(2)           $9.25               $925,000              $281

[FN]
(1) Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee, based on the closing price for the Registrant's Common Stock of $9.25 as reported by Nasdaq on April 2, 1997 (rule 457(c)).
(2) There are also registered pursuant to rule 416 such additional number of securities as may be issuable under the antidilution provisions of the 1997 Employee Stock Purchase Plan.





                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by LarsonoDavis Incorporated, a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this registration statement:

     (1)  Annual report on Form 10-KSB for the fiscal year ended June 30, 1996.

     (2) Transition report on Form 10-K for the six months ended December 31, 1996.

     (3) Quarterly report on Form 10-Q for the quarter ended September 30, 1996.

     (4)  Current report on Form 8-K dated January 23, 1997.

     (5) The description of the Company's Common Stock included in its registration statement on Form 8-A, SEC Number 0-17020, declared effective March 4, 1997.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


               ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the general corporation law of the state of Nevada. This summary is qualified in its entirety by this reference to the text of the articles of incorporation and the corporate law of the state of Nevada.

     The articles of incorporation of the Company limit or eliminate the personal liability of directors for damages for breaches of their fiduciary duty, unless the director has engaged in intentional misconduct, fraud, or a knowing violation of law, or authorized the payment of a dividend in violation of the Nevada Revised Statutes.

     The Company's articles of incorporation further provide for the indemnification of officers and directors for certain civil liabilities, including liabilities arising under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                               ITEM 8.  EXHIBITS

               SEC
Exhibit     Reference
  No.          No.                             Description                             Location
-------     ---------    ------------------------------------------------------    ---------------
Item 4.                  Instruments Defining the Rights of Security Holders
-------------------------------------------------------------------------------
4.01          4          Specimen certificate for Common Stock                     Incorporated by
                                                                                   reference(1)

Item 5.                  Opinion Regarding Legality
-------------------------------------------------------------------------------
5.01          5          Letter opinion, including consent, of Kruse, Landa &      This Filing
                         Maycock, L.L.C., regarding legality of Common Stock to
                         be issued under the 1997 Employee Stock Purchase Plan

Item 23.                 Consents of Experts and Counsel
-------------------------------------------------------------------------------
23.01         23         Consent of Grant Thornton LLP, independent certified      This Filing
                         public accountants

23.02         23         Consent of Peterson, Siler and Stevenson, previous        This Filing
                         auditors for the Company (now known as Pritchett,
                         Siler & Hardy, P.C.)

23.03         23         Consent of Kruse, Landa and Maycock, L.L.C., counsel      See Item 5
                         for the Company                                           above

Item 24.                 Power of Attorney
-------------------------------------------------------------------------------
24.01         24         Power of Attorney                                         This Filing (See
                                                                                   signature page
                                                                                   to Registration
                                                                                   Statement)

[FN]
(1) Incorporated by reference from the Company's registration statement on Form 8-A, SEC File Number 1-10013, effective September 9, 1988.



                             ITEM 9.  UNDERTAKINGS

REGULATION S-K

     Post-Effective Amendments [Item 512(a)]

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Filings Incorporating Subsequent Exchange Act Documents by Reference [Item 512(b)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Filing of Registration Statement on Form S-8 [Item 512(h)]

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Provo, state of Utah, on the 3rd day of April, 1997.

                                   LARSON DAVIS INCORPORATED


                                   By     /s/ Brian G. Larson
                                     ----------------------------
                                     Brian G. Larson, President
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian G. Larson and/or Dan J. Johnson, and each of them, with the power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 3rd day of April, 1997.



     /s/ Brian G. Larson
----------------------------------------
Brian G. Larson, Director


     /s/ Larry J. Davis
----------------------------------------
Larry J. Davis, Director


     /s/ Dan J. Johnson
----------------------------------------
Dan J. Johnson, Director


----------------------------------------
William E. Hosker, Director


----------------------------------------
Gerard L. Seelig, Director


     /s/ Craig E. Allen
----------------------------------------
Craig E. Allen, Principal Financial and
Accounting Officer